Assurant, Inc. Subsidiaries as of December 31, 2013

Subsidiary Name	State or Country of Organization
ABI International	Cayman Islands

ABIG Holding de Espana, S.L.	Spain

ALOC Holdings ULC	Canada

American Bankers Dominicana, S.A.	Dominican Republic

American Bankers General Agency, Inc.	Texas

American Bankers Insurance Company of Florida	Florida

American Bankers Insurance Group, Inc.	Florida

American Bankers Life Assurance Company of Florida	Florida

American Bankers Management Company, Inc	Florida

American Memorial Life Insurance Company	South Dakota

American Reliable Insurance Company	Arizona

American Security Insurance Company	Delaware

Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina

Assurant Chile Compañia de Seguros Generales S.A.	Chile

Assurant Consulting Company, Limited.	China

Assurant Danos Mexico S.A.	Mexico

Assurant Deutschland GmbH	Germany

Assurant Direct Limited	United Kingdom

Assurant General Insurance Limited	United Kingdom

Assurant Group, Limited	United Kingdom

Assurant Holding Mexico, S. de R.L. de C.V.	Mexico

Assurant Intermediary Ltd.	United Kingdom

Assurant International Division Limited	Malta

Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy

Assurant Life Limited	United Kingdom

Assurant Life of Canada	Canada

Assurant New Ventures, Incorporated	Florida

Assurant Payment Services, Inc.	Florida

Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos

Assurant Seguradora S.A.	Brazil

Assurant Service Protection, Inc.	Oklahoma

Assurant Services (U.K.) Limited	United Kingdom

Assurant Services Argentina, S.A.	Argentina

Assurant Services Brasil, Limitada	Brazil

Assurant Services Canada, Inc.	Canada

Assurant Services de Chile, SpA	Chile

Assurant Services Italia s.r.l.	Italy

Assurant Services Limited	Ireland

Assurant Services, LLC	Texas

Assurant Services of Puerto Rico, Inc.	Puerto Rico

Assurant Servicios de Mexico, S.A. de CV	Mexico

Assurant Solutions Assistance B.V.	Netherlands

Assurant Solutions Holding Puerto Rico, Inc.	Puerto Rico

Assurant Solutions Spain, S.A.	Spain

Assurant Vida Mexico S.A.	Mexico

Bankers Atlantic Reinsurance Company	Turks & Caicos

Blue Bananas, LLC	Wisconsin

Caribbean American Life Assurance Company	Puerto Rico

Caribbean American Property Insurance Company	Puerto Rico

Consumer Assist Network Association, Inc.	Delaware

Cooperatieve Assurant Netherlands U.A.	Netherlands

CWork Financial Management LLC	Delaware

CWork Solutions, LP	Pennsylvania

Dental Health Alliance, LLC	Delaware

Denticare of Alabama, Inc.	Alabama

Digital Services (UK) Ltd.	United Kingdom

Disability Reinsurance Management Services, Inc.	Delaware

Family Considerations, Inc.	Georgia

FamilySide, Inc.	Canada

FAS-AHM Utilities, LLC	Texas

FAS-BOA Utilities, LLC	Texas

FAS-Construction Services, LLC	Texas

FAS-EMC Utilities, LLC	Texas

FAS-Kazork Utilities, LLC	Texas

FAS-Litton Utility, LLC	Texas

FAS-Nationstar, LLC	Missouri

FAS-OWB Utilities, LLC	Texas

FAS-Tenant Access Utilities, LLC	Texas

Federal Warranty Service Corporation	Illinois

Field Asset Services, LLC	Delaware

Florida Office Corp.	Delaware

GP Legacy Place, Inc.	Delaware

Guardian Travel, Inc.	Florida

Insureco Agency & Insurance Services, Inc. (CA)	California

Insureco, Inc.	California

Interfinancial Inc.	Georgia

John Alden Financial Corporation	Delaware

John Alden Life Insurance Company	Wisconsin

Lifestyle Services Group Ltd.	United Kingdom

LSG España Ltd.	United Kingdom

LSG Insurance (Isle of Man Limited)	Isle of Man

MobileServ 5 Ltd.	United Kingdom

Mortgage Group Reinsurance, Ltd.	Bermuda

MSDiversified Corp.	Mississippi

National Insurance Agency	Florida

National Insurance Institute, LLC	Wisconsin

North Star Marketing Corporation	Ohio

NSM Sales Corporation	Nevada

Protection Holding Cayman	Cayman Islands

Reliable Lloyds Insurance Company	Texas

Rolim Consult S.A.	Brazil